                                                             [AMERUS GROUP LOGO]

                                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE                             For more information, contact:
                                                  Marty Ketelaar, Director,
                                                  Investor Relations
                                                  (515) 362-3693


                    AMERUS GROUP REPORTS RECORD THIRD QUARTER
               OPERATING INCOME OF $36.3 MILLION; $0.91 PER SHARE

         DES MOINES, Iowa (November 5, 2002)--AmerUs Group Co. (NYSE: AMH), a leading producer of life insurance and annuity products, today announced record third quarter adjusted net operating income of $36.3 million, or $0.91 per diluted share, compared with $34.7 million, or $0.83 per diluted share ($0.77 per diluted share including goodwill amortization) in the third quarter of 2001. Adjusted net operating income for the first nine months of 2002 was $108.5 million, or $2.66 per diluted share, compared with $87.2 million, or $2.43 per diluted share ($2.26 per diluted share including goodwill amortization) a year ago. Adjusted net operating income excludes items such as open block realized capital gains and losses, restructuring charges and the cumulative effect of accounting changes. In accordance with Statement of Financial Accounting Standard 142, "Goodwill and Other Intangible Assets," AmerUs Group stopped amortizing goodwill on January 1, 2002.

NET INCOME

         Net income increased to $26.5 million for the third quarter of 2002, or $0.66 per diluted share compared to $24.0 million, or $0.57 per diluted share a year ago ($0.51 per diluted share including goodwill amortization). Year-to-date net income was $55.7 million, or $1.36 per diluted share, compared with $59.7 million or $1.67 per diluted share ($1.49 per diluted share including goodwill amortization) a year ago.

         "These are excellent results despite a very difficult market environment," said Roger K. Brooks, chairman, president and chief executive officer of AmerUs Group. "Our core protection and accumulation product operations continue to deliver very solid results."

HIGHER ACCUMULATION PRODUCT SALES

         Sales of fixed annuity products increased nearly eight percent to $475 million, compared with $441 million for the third quarter of 2001. Year-to-date, fixed annuity sales decreased nine percent to $1,270 million, compared to $1,400 million a year ago. Additionally, the company issued $400 million of funding agreements during the quarter. Higher profitability during the quarter was driven by increased sales of deferred fixed annuity products, the issuance of funding agreements and higher investment spreads.

EXCELLENT PROTECTION PRODUCT SALES

         Third quarter fixed life sales increased more than 35 percent to $28.3 million, compared to $20.9 million in the third quarter of 2001. Year-to-date fixed life sales have more than doubled to $96.1 million compared to $46.6 million during the same period of 2001. The increase in year-to-date sales is a result of the acquisition of Indianapolis Life Insurance Company in May 2001. Assuming Indianapolis Life was owned for all of 2001, year-to-date fixed life sales increased 36 percent, up from $70.7 million. "These are truly impressive sales figures and are reflective of the quality of our distribution channels and our product leadership," said Brooks.

NET INVESTMENT INCOME

         Net investment income was $252 million for the third quarter of 2002 compared with $232 million for the same period in 2001. The increase was primarily attributable to growth in assets but was partially offset by lower yields on new investments. The portfolio yield during the third quarter was 6.48 percent, compared to 6.43 percent in the third quarter of 2001. The year-to-date portfolio yield was 6.44 percent, compared to 6.77 percent in the comparable period of 2001. While continued low reinvestment rates contributed to the lower yields, the primary reason for the decline in year-to-date yield was the significant amount of convertible securities owned as a result of the acquisition of Indianapolis Life and its subsidiaries.

CORPORATE ACTIONS

         During the quarter, the company purchased 728,100 shares of its common stock at an average price of $31.40 per share. AmerUs Group currently has board authorization to repurchase approximately 2.3 million additional shares.

CONFERENCE CALL, AUDIO REPLAY AND ADDITIONAL FINANCIAL INFORMATION

         Interested parties may listen to a conference call with AmerUs Group's management discussing third quarter 2002 results by calling (toll free) 888-820-4341 (international 706-679-8569) at 9:00 a.m. EST on November 6, 2002.
An audio replay of AmerUs Group's call will be available at 12 p.m. EST, November 6, 2002, through November 14, 2002. The replay can be accessed by dialing 800-642-1687 (international: 706-645-9291), Conference ID 6147592.

         Further detailed financial information, including operating segment income, investment composition, operating expenses and product distribution by channel, can be found in AmerUs Group's Financial Supplement, which is available by accessing the company's web site at www.amerus.com or by contacting the company's investor relations department.

         AmerUs Group Co. is located in Des Moines, Iowa, and is engaged through its subsidiaries in the business of marketing and underwriting individual life insurance and annuity products in 50 states, the District of Columbia and the U.S. Virgin Islands. Its major subsidiaries include: AmerUs Life Insurance Company, American Investors Life Insurance Company, Inc., Bankers Life Insurance Company of New York, Delta Life and Annuity Company, IL Annuity and Insurance Company, and Indianapolis Life Insurance Company.

         As of September 30, 2002, AmerUs Group's total assets were $19.7 billion and shareholders' equity totaled $1,256.5 million, including accumulated other comprehensive income.

                                     - 30 -


            (Quarterly Financial Results Included With Wire Release)

CERTAIN STATEMENTS MADE BY THE COMPANY WHICH ARE NOT HISTORICAL FACTS MAY BE CONSIDERED FORWARD-LOOKING STATEMENTS, INCLUDING, WITHOUT LIMITATION, STATEMENTS AS TO SALES TARGETS, SALES AND EARNINGS TRENDS, MANAGEMENT'S BELIEFS, EXPECTATIONS, EARNINGS GUIDANCE AND GOALS AND OPINIONS, WHICH ARE BASED UPON A NUMBER OF ASSUMPTIONS CONCERNING FUTURE CONDITIONS THAT ULTIMATELY MAY PROVE TO BE INACCURATE. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES AND MAY BE AFFECTED BY VARIOUS FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. FOR FURTHER INFORMATION WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE COMPANY'S EXPECTATIONS AS WELL AS OTHER FACTORS WHICH COULD AFFECT THE COMPANY'S FINANCIAL STATEMENTS, PLEASE REFER TO THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                AMERUS GROUP CO.
                          ADJUSTED NET OPERATING INCOME
                       ($ in thousands, except share data)
                                   (Unaudited)

Adjusted net operating income reflects net income adjusted to eliminate certain items, such as open block realized gains and losses, restructuring costs and non-insurance operations. Adjusted net operating income shown below does not constitute our net income computed in accordance with GAAP. The adjustments are presented net of income taxes.

                                                          For The Three Months Ended           For The Nine Months Ended
                                                                September 30,                        September 30,
                                                             2002            2001                 2002           2001
                                                        -------------------------------      -------------------------------

Net Income                                                 $ 26,490       $ 21,510            $  55,667        $ 53,373

Realized losses on open block investments  (A)                6,825          5,085               36,400          14,579

Net amortization of deferred policy
      acquisition costs due to open block
      gains or losses (B)                                    (1,709)        (3,101)              (6,875)         (5,924)

Net effect of accounting differences
      from the adoption of SFAS 133 (C)                       3,284          4,754               17,407           7,295

Demutualization costs (D)                                       722            249                1,186             451

Restructuring costs (E)                                       1,590          4,189                6,644           4,189

Other income from non-insurance operations (F)                 (949)          (428)              (1,945)         (1,374)

Cumulative effect of change in
      accounting for derivatives (G)                              -              -                    -           8,236

                                                    -------------------------------      -------------------------------
Adjusted Net Operating Income                              $ 36,253       $ 32,258            $ 108,484        $ 80,825
                                                    ===============================      ===============================

Adjusted Net Operating Income
      per common share:
          Basic                                              $ 0.92         $ 0.78               $ 2.69          $ 2.29
                                                    ===============================      ===============================
          Diluted                                            $ 0.91         $ 0.77               $ 2.66          $ 2.26
                                                    ===============================      ===============================

 Weighted average common shares outstanding:
          Basic                                          39,497,355     41,536,389           40,327,236      35,334,160
                                                    ===============================      ===============================
          Diluted                                        39,835,426     42,060,929           40,812,121      35,825,884
                                                    ===============================      ===============================

                                AMERUS GROUP CO.
                     NOTES TO ADJUSTED NET OPERATING INCOME


(A) Represents total open block realized gains or losses on investments. Open block realized gains or losses may vary widely between periods. Such amounts are determined by management's timing of individual transactions or current market conditions and do not necessarily correspond to the underlying operating trends.

(B) Represents amortization of DAC and VOBA on the open block realized gains or losses that are included in our product margins.

(C) Represents the net effect of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," related accounting entries. The accounting entries consist of cash flow hedge amortization, market value adjustments on trading securities, derivatives, certain annuity contracts, and the associated change in amortization of DAC and VOBA resulting from such adjustments.

(D) Represents costs directly related to our demutualizations. The costs consist primarily of legal, actuarial and consulting expenses.

(E) Represents costs of restructuring our operations to eliminate duplicative functions. The costs consist primarily of relocation of employees, severance and termination benefits, and systems conversion.

(F) Represents the net income from our residential financing and property operations which is not part of our core insurance operations.

(G) Represents the cumulative effect of change in accounting for derivatives, as of January 1, 2001, resulting from our adoption of SFAS No. 133.

                                AMERUS GROUP CO.
                        CONSOLIDATED STATEMENTS OF INCOME
                       ($ in thousands, except share data)

                                                  For The Three Months Ended September 30,   For The Nine Months Ended September 30,
                                                              2002               2001                   2002              2001
                                                  ----------------------------------------   ---------------------------------------
                                                                                      (unaudited)
Revenues:
 Insurance premiums                                         $ 78,501           $ 92,522              $ 263,857         $ 221,401
 Universal life and annuity product charges                   42,207             47,407                124,392           106,520
 Net investment income                                       252,388            231,943                744,054           620,164
 Realized (losses) on investments                            (11,632)            (6,272)               (58,019)          (20,623)
 Unrealized (losses) on investments                          (10,319)           (39,030)               (64,555)          (76,686)
 Other income                                                 20,634             11,541                 53,568            35,118
                                                  --------------------------------------     ------------------------------------

                                                             371,779            338,111              1,063,297           885,894
                                                  --------------------------------------     ------------------------------------

 Benefits and expenses:
  Policyowner benefits                                       226,103            195,845                660,035           505,692
  Underwriting, acquisition and other expenses                35,967             40,800                115,421           107,255
  Demutualization costs                                          722                249                  1,186               451
  Restructuring costs                                          2,569              6,527                 10,780             6,527
  Amortization of deferred policy acquisition
     costs and value of business acquired                     35,289             31,270                103,452            86,512
  Dividends to policyowners                                   24,377             26,191                 72,000            68,416
                                                  --------------------------------------     ------------------------------------

                                                             325,027            300,882                962,874           774,853
                                                  --------------------------------------     ------------------------------------

 Income from continuing operations                            46,752             37,229                100,423           111,041

 Interest expense                                              6,414              5,974                 18,778            20,716
                                                  --------------------------------------     ------------------------------------

 Income before income tax expense                             40,338             31,255                 81,645            90,325

 Income tax expense                                           13,848              9,745                 25,978            28,716
                                                  --------------------------------------     ------------------------------------

 Net income from continuing operations                        26,490             21,510                 55,667            61,609

 Cumulative effect of change in accounting for
      derivatives, net of tax                                      -                  -                      -            (8,236)
                                                  --------------------------------------     ------------------------------------

 Net income                                                 $ 26,490           $ 21,510               $ 55,667          $ 53,373
                                                  ======================================     ====================================


 Net income from continuing operations per common
      share:
      Basic                                                   $ 0.67             $ 0.52                 $ 1.38            $ 1.74
                                                  ======================================     ====================================
      Diluted                                                 $ 0.66             $ 0.51                 $ 1.36            $ 1.72
                                                  ======================================     ====================================

 Net income per common share:
      Basic                                                   $ 0.67             $ 0.52                 $ 1.38            $ 1.51
                                                  ======================================     ====================================
      Diluted                                                 $ 0.66             $ 0.51                 $ 1.36            $ 1.49
                                                  ======================================     ====================================

 Weighted average common shares outstanding:
      Basic                                               39,497,355         41,536,389             40,327,236        35,334,160
                                                  ======================================     ====================================
      Diluted                                             39,835,426         42,060,929             40,812,121        35,825,884
                                                  ======================================     ====================================


                                AMERUS GROUP CO.
                           CONSOLIDATED BALANCE SHEETS
                                ($ in thousands)

                                                                 September 30,            December 31,
                                                                     2002                    2001
                                                             ------------------------------------------
                                                                 (unaudited)
                      Assets
 Investments:
       Securities available-for-sale at fair value:
            Fixed maturity securities                           $ 12,809,328            $ 11,037,425
            Equity securities                                         61,052                  11,362
            Short-term investments                                    23,714                  14,881
       Securities held for trading purposes:
            Fixed maturity securities                              1,857,324               2,175,106
            Equity securities                                              -                  12,013
            Short-term investments                                     8,139                   4,212
       Mortgage loans                                                920,035                 944,532
       Real estate                                                     1,257                   1,405
       Policy loans                                                  496,614                 506,318
       Other investments                                             246,094                 345,179
                                                             ------------------------------------------

                        Total investments                         16,423,557              15,052,433

 Cash and cash equivalents                                            98,771                 179,376
 Accrued investment income                                           189,476                 174,238
 Premiums, fees and other receivables                                 14,991                   9,920
 Income taxes receivable                                              14,728                       -
 Reinsurance receivables                                             836,989                 732,030
 Deferred policy acquisition costs                                   783,404                 642,680
 Value of business acquired                                          503,237                 583,829
 Goodwill                                                            223,545                 195,484
 Property and equipment                                               77,406                  83,221
 Deferred income taxes                                                     -                  12,140
 Other assets                                                        313,385                 305,416
 Separate account assets                                             233,614                 328,385
                                                             ------------------------------------------

                        Total assets                            $ 19,713,103            $ 18,299,152
                                                             ==========================================




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                                AMERUS GROUP CO.
                           CONSOLIDATED BALANCE SHEETS
                                ($ in thousands)

                                                                           September 30,        December 31,
                                                                               2002                 2001
                                                                         ------------------------------------
                                                                            (unaudited)
                  Liabilities and Stockholders' Equity
 Liabilities:
       Policy reserves and policyowner funds:
            Future life and annuity policy benefits                       $ 15,844,975           $15,102,001
            Policyowner funds                                                1,184,917               432,941
                                                                         ------------------------------------
                                                                            17,029,892            15,534,942

       Accrued expenses and other liabilities                                  273,394               512,500
       Dividends payable to policyowners                                       303,654               221,224
       Policy and contract claims                                               39,588                33,147
       Income taxes payable                                                          -                45,809
       Deferred income taxes                                                    77,330                     -
       Notes payable                                                           499,110               384,628
       Separate account liabilities                                            233,614               328,385
                                                                         ------------------------------------

                       Total liabilities                                    18,456,582            17,060,635

 Stockholders' equity:
       Preferred Stock, no par value, 20,000,000 shares
            authorized, none issued                                                  -                     -
       Common Stock, no par value, 230,000,000 shares
            authorized; 43,650,431shares issued and
            39,005,729 shares outstanding in 2002;
            43,505,998 shares issued and 41,759,450 shares
            outstanding in 2001                                                 43,650                43,506
       Additional paid-in capital                                            1,179,000             1,177,688
       Accumulated other comprehensive income                                   75,731                12,669
       Unearned compensation                                                      (476)                 (727)
       Unallocated ESOP shares                                                  (2,746)                 (224)
       Retained earnings                                                       117,854                62,187
       Treasury stock, at cost (4,644,702 shares in 2002 and
            1,746,548 shares in 2001)                                         (156,492)              (56,582)
                                                                         ------------------------------------
                       Total stockholders' equity                            1,256,521             1,238,517
                                                                         ------------------------------------

                       Total liabilities and stockholders' equity         $ 19,713,103           $18,299,152
                                                                         ====================================


                                AMERUS GROUP CO.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                               September 30, 2002
                                ($ in thousands)

                                                                                       Accumulated
                                                                      Additional          Other                         Unallocated
                                                                       Paid-In        Comprehensive      Unearned           ESOP
                                                     Common Stock      Capital        Income (Loss)    Compensation        Shares
                                                     ------------    -----------      -------------    ------------     -----------
Balance at December 31, 2000                         $    30,011     $   809,894      $   (17,188)     $      (146)     $      (683)

2001:
    Net income                                               -               -                -                -                -
    Change in accounting for derivatives                     -               -              2,661              -                -
    Transfer related to unrealized gain on
      available-for-sale securities reclassified
      to trading                                             -               -               (430)             -                -
    Net unrealized gain (loss) on securities                 -               -             35,891              -                -
    Net unrealized gain (loss) on derivatives
      designated as cash flow hedges                         -               -             (5,933)             -                -
    Stock issued under various incentive
      plans, net of forfeitures                              206           5,861              -               (581)             -
    Stock issued under exercise of warrants                  -            (1,383)             -                -                -
    Dividends declared on common stock                       -               -                -                -                -
    Purchase of treasury stock                               -               -                -                -                -
    Acquisition of IL Holdings                             9,047         223,358              -                -                -
    Conversion of company-obligated
      mandatorily redeemable preferred
      capital securities                                   4,242         139,478              -                -                -
    Allocation of shares in leveraged
      ESOP                                                   -               480              -                -                459
    Minimum pension liability adjustment                     -               -             (2,332)             -                -
                                                     -----------     -----------      -----------      -----------      -----------

Balance at December 31, 2001                         $    43,506     $ 1,177,688      $    12,669      $      (727)     $      (224)

2002 (unaudited):
    Net income                                               -               -                -                -                -
    Net unrealized gain on securities                        -               -             60,744              -                -
    Net unrealized gain on derivatives
      designated as cash flow hedges                         -               -              2,318              -                -
    Stock issued under various incentive
      plans, net of forfeitures                              144           5,114              -                251              -
    Stock issued under exercise of warrants                  -            (3,802)             -                -                -
    Purchase of treasury stock and ESOP shares               -               -                -                -             (2,522)
                                                     -----------     -----------      -----------      -----------      -----------

Balance at September 30, 2002                        $    43,650     $ 1,179,000      $    75,731      $      (476)     $    (2,746)
                                                     ===========     ===========      ===========      ===========      ===========

                                                                                          Total
                                                      Retained         Treasury       Stockholders'
                                                      Earnings           Stock            Equity
                                                     -----------      -----------     -------------
Balance at December 31, 2000                         $     6,067      $       -            827,955

2001:
    Net income                                            72,907              -             72,907
    Change in accounting for derivatives                     -                -              2,661
    Transfer related to unrealized gain on
      available-for-sale securities reclassified
      to trading                                             -                -               (430)
    Net unrealized gain (loss) on securities                 -                -             35,891
    Net unrealized gain (loss) on derivatives
      designated as cash flow hedges                         -                -             (5,933)
    Stock issued under various incentive
      plans, net of forfeitures                              -                108            5,594
    Stock issued under exercise of warrants                  -              4,468            3,085
    Dividends declared on common stock                   (16,787)             -            (16,787)
    Purchase of treasury stock                               -            (44,985)         (44,985)
    Acquisition of IL Holdings                               -                -            232,405
    Conversion of company-obligated
      mandatorily redeemable preferred
      capital securities                                     -            (16,173)         127,547
    Allocation of shares in leveraged
      ESOP                                                   -                -                939
    Minimum pension liability adjustment                     -                -             (2,332)
                                                     -----------      -----------      -----------

Balance at December 31, 2001                         $    62,187      $   (56,582)     $ 1,238,517

2002 (unaudited):
    Net income                                            55,667              -             55,667
    Net unrealized gain on securities                        -                -             60,744
    Net unrealized gain on derivatives
      designated as cash flow hedges                         -                -              2,318
    Stock issued under various incentive
      plans, net of forfeitures                              -                  1            5,510
    Stock issued under exercise of warrants                  -             12,205            8,403
    Purchase of treasury stock and ESOP shares               -           (112,116)        (114,638)
                                                     -----------      -----------      -----------

Balance at September 30, 2002                        $   117,854      $  (156,492)     $ 1,256,521
                                                     ===========      ===========      ===========